Exhibit 10.5

PRIVATE PLACEMENT UNIT PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT UNIT PURCHASE AGREEMENT (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), dated as of September 11, 2025, is entered into by and between OTG Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), and the Purchasers set forth on Schedule 1 hereto (the “Purchasers”).

WHEREAS, the Company intends to consummate an initial public offering (the “Public Offering”) of the Company’s units (the “Public Units”), each such Public Unit comprised of one Class A ordinary share of the Company, par value $0.0001 per share, and one-half of one redeemable warrant to purchase one Class A ordinary share to be governed by the Warrant Agreement to be entered into with Continental Stock Transfer & Trust Company in connection with the consummation of the Public Offering (the “Warrant Agreement”), as set forth in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”), File Number 333-289828 under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, each Purchaser has agreed to purchase such number of units set forth opposite such Purchaser’s name on Schedule 1 (and such number of additional units set forth opposite such Purchaser’s name on Schedule 1 if the underwriters in the Public Offering exercise the option to purchase additional Public Units in full) (the “Private Placement Units”), each such Private Placement Unit comprised of one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Private Placement Share”), and one-half of one warrant (the “Private Placement Warrants”) to purchase Class A ordinary shares (the “Private Warrant Shares”), as provided by the Warrant Agreement.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Units.

A. Authorization of the Private Placement Units. The Company has duly authorized the issuance and sale of the Private Placement Units and the securities included therein, including any Private Warrant Shares issuable upon exercise of the Private Placement Warrants, to the Purchasers.

B. Purchase and Sale of the Private Placement Units.

(i) On the date of the consummation of the Public Offering (the “IPO Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, an aggregate 200,000 Private Placement Units at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $2,000,000 (the “Purchase Price”). The Purchasers shall pay the Purchase Price by wire transfer of immediately available funds to the Company at a financial institution to be chosen by the Company, at least one (1) business day prior to the IPO Closing Date. On the IPO Closing Date, subject to the receipt of funds pursuant to the immediately prior sentence, the Company, at its option, shall deliver a certificate evidencing the Private Placement Units purchased by each Purchaser on such date duly registered in each Purchaser’s name to such Purchaser or effect such delivery in book-entry form.

(ii) On the date of any closing of the option to purchase additional Public Units, if any, in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (each such date, an “Option Closing Date”, and each Option Closing Date (if any) and the IPO Closing Date, a “Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, up to an aggregate 30,000 Private Placement Units (or, to the extent the option to purchase additional Public Units is not exercised in full, a lesser number of Private Placement Units in proportion to the portion of the option that is exercised) at a price of $10.00 per Private Placement Unit for an aggregate purchase price of up to $300,000 (the “Option Purchase Price”). The Purchasers shall pay the Option Purchase Price in accordance with the Company’s wire instruction by wire transfer of immediately available funds to the Trust Account, at least one (1) business day prior to any Option Closing Date. On each Option Closing Date (if any), subject to the receipt of funds pursuant to the immediately prior sentence, the Company shall, at its option, deliver a certificate evidencing the Private Placement Units purchased on such date duly registered in each Purchaser’s name to such Purchaser or effect such delivery in book-entry form.

C. Terms of the Private Placement Units.

(i) The Private Placement Units are substantially identical to the Public Units to be offered in the Public Offering except that (a) the Private Placement Units and the securities included therein will not, except in limited circumstances, be transferable or salable until 30 days after the completion of the Company’s initial business combination (the “Business Combination”) so long as they are held by the applicable Purchaser or its permitted transferees and (b) the Private Placement Units and the securities included therein are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (a) and they are registered pursuant to the Registration Rights Agreement (as defined below) or an exemption from registration is available, and the restrictions described above in clause (a) have expired.

(ii) In addition to the restrictions on transfer described in (i), the Purchasers acknowledge and agree that the Private Placement Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the commencement of sales in the Public Offering, subject to FINRA Rule 5110(e)(2). Additionally, the Private Placement Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period except to any underwriter or selected dealer participating in the Public Offering and the officers or partners, registered persons or affiliates of the Purchasers and any such participating underwriter or selected dealer. Additionally, the Private Placement Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the commencement of sales in the Public Offering.

(iii) On the IPO Closing Date, the Company and the Purchasers shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Private Placement Units, the Private Placement Shares, the Private Placement Warrants and the Private Warrant Shares issuable upon exercise of the Private Placement Warrants.

(iv) Notwithstanding anything herein to the contrary, the Purchasers agree to (i) waive their redemption rights with respect to any Private Placement Shares included in any Private Placement Units and public shares they hold in connection with the completion of the initial Business Combination, (ii) to waive their redemption rights with respect to any Private Placement Shares included in any Private Placement Units and public shares in connection with the implementation by the directors of, and following a shareholder vote to approve, an amendment to the Company’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to provide holders of its Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if it does not complete the initial Business Combination within 24 months from the IPO Closing Date (as may be extended by shareholder approval to amend the Company’s amended and restated memorandum and articles of association) or (B) with respect to any other material provisions relating to (x) the rights of holders of the Company’s Class A ordinary shares or (y) pre-initial Business Combination activity, and (iii) waive their rights to liquidating distributions from the trust account with respect to any Private Placement Shares included in any Private Placement Units they hold if the Company fails to consummate an initial Business Combination within 24 months from the IPO Closing Date (as may be extended by shareholder approval to amend the Company’s amended and restated memorandum and articles of association) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company fails to complete its initial Business Combination within 24 months from the IPO Closing Date (as may be extended by shareholder approval to amend the Company’s amended and restated memorandum and articles of association)). In addition, the Purchasers agree to vote any Private Placement Shares included in any Private Placement Units held by them in favor of the initial Business Combination.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Private Placement Units, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive each Closing Date) that:

A. Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement or the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Units and the securities included therein, including the Private Placement Shares, the Private Placement Warrants and the Private Warrant Shares issuable upon exercise of the Private Placement Warrants, have been duly authorized by the Company as of the date hereof. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of this Agreement and the Warrant Agreement, as applicable, the Private Placement Units, the Private Placement Shares, the Private Placement Warrants and the Private Warrant Shares issuable upon exercise of the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Units, the issuance and sale of the Private Placement Units and the securities included therein and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated memorandum and articles of association of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering) or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as applicable, and upon registration in the Company’s register of members, the Private Placement Units and the securities included therein will be duly and validly issued, fully paid and nonassessable. On the date of issuance of the Private Placement Units, the Private Placement Shares and the Private Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as applicable, and upon registration in the Company’s register of members, the Purchasers will have good title to the Private Placement Units and the securities included therein once the Private Placement Units are separated, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchasers.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E. Regulation D Qualification. Neither the Company nor, to its actual knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

Section 3. Representations and Warranties of the Purchasers. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Units to the Purchaser, each Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date (a) conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser’s equity or assets under, (d) result in a violation of, (e) require authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, or any court or administrative or governmental body or agency pursuant to the Purchaser’s organizational documents in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Investment Representations.

(i) The Purchaser is acquiring the Private Placement Units for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act, and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchaser understands that the Private Placement Units are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Private Placement Units.

(iv) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Private Placement Units which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Private Placement Units involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Private Placement Units.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Private Placement Units or the fairness or suitability of the investment in the Private Placement Units by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Private Placement Units.

(vii) The Purchaser understands that: (a) the Private Placement Units, the securities included therein and the exercise of the Private Placement Warrants have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Private Placement Units, the securities included therein and the exercise of the Private Placement Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Private Placement Units and the securities included therein despite technical compliance with the requirements of such Rule, and the Private Placement Units and the securities included therein can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Private Placement Units and is able to bear the economic risk of an investment in the Private Placement Units in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Private Placement Units. The Purchaser can afford a complete loss of its investments in the Private Placement Units.

(ix) The Purchaser understands that the Private Placement Units and any Private Placement Shares included in the Private Placement Units shall bear the following legend and appropriate “stop transfer restrictions”:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE LOCKUP.”

The Purchaser understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement.

Section 4. Conditions of Each Purchaser’s Obligations. The obligations of each Purchaser to purchase and pay for the Private Placement Units are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement, in the form of Exhibit A hereto, and the Registration Rights Agreement, in the form of Exhibit B hereto, on terms satisfactory to the Purchasers.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchasers on or before such Closing Date.

C. Corporate Consents. The Company shall have obtained the consent of its board of directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Units hereunder.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E. Warrant Agreement. The Company shall have entered into the Warrant Agreement.

Section 6. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchasers to affiliates thereof (including, without limitation one or more of its members).

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted via facsimile or e-mail shall be valid and effective to bind the party so signing.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COMPANY:

OTG ACQUISITION CORP. I

By:	/s/ Scott Troeller
Name:	Scott Troeller
Title:	Chief Executive Officer

PURCHASERS:

B. RILEY SECURITIES, INC.

By:	/s/ Jimmy Baker
Name:	Jimmy Baker
Title:	Co-Chief Executive Officer

NORTHLAND SECURITIES, INC. (D/B/A NORTHLAND CAPITAL MARKETS)

By:	/s/ David Levine
Name:	David Levine
Title:	Co-Head of Investment Banking

LAKE STREET CAPITAL MARKETS, LLC

By:	/s/ Mike Townley
Name:	Mike Townley
Title:	Chief Executive Officer

SCHEDULE 1

Purchasers

Purchaser	Private Placement Units	Additional Private Placement Units
B. Riley Securities, Inc.	100,000	15,000
Northland Securities, Inc. (d/b/a Northland Capital Markets)	80,000	12,000
Lake Street Capital Markets, LLC	20,000	3,000

EXHIBIT A

Warrant Agreement

EXHIBIT B

Form of Registration Rights Agreement